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                                                                    EXHIBIT 10.9

                                            Standard. Chartered
                                            -------------------

Date : 4 January 2001                       Standard Chartered Bank
                                            Corporate & Institutional Banking
Our Ref:  C&IB/CDT/CFS/LG/AH                Credit Operations
                                            CPF Tampines Building #03-00
                                            1 Tampines Central 5
PRIVATE AND CONFIDENTIAL                    Singapore 529508
------------------------

Trio-Tech International Pte Ltd             Postal Address:
1008 Toa Payoh North                        Robinson Road P. O. Box 1901
#03-09/18   Singapore 903801                Singapore 903801
Toa Payoh Industrial Estate
Singapore 318996

                                            Telephone +65 225 8888
                                            Facsimile +65 260 2513
                                            Telegrams STANCHART
                                            Telex RS 24290
Attn:- Mr Mok Chia Kwang
----
       Financial Controller

Dear Sirs

BANKING ARRANGEMENTS
--------------------

Standard Chartered Bank (the "Bank") is pleased to confirm its willingness to continue to make available to Trio-Tech International Pte Ltd (the "Customer") the banking facilities (the "Facilities") outlined below on the following terms and conditions, subject to the Bank's Standard Terms and Conditions, as set out in Form 338-1198 attached hereto, and to the satisfactory completion of documentation:

BANKING FACILITIES
------------------

AMOUNT              DESCRIPTION AND PRICING
------              -----------------------

1      SGD500,000   Overdraft in current account, repayable upon demand, to
                    assist with working capital requirements.

                    Interest at prime plus 1.25% p.a. payable monthly in arrears to the debit of the Customer's current account.


1a)   (USD200,000)  Overdraft in United States Dollar (USD) current account, repayable upon demand, to assist with working capital requirements.

                    Interest at USD prime plus 1% p.a. payable monthly in arrears to the debit of the Customer's USD current account.

2)   SGD2,000,000   For opening irrevocable letters of credit, drafts at sight and/or at usance for period up to 120 days, covering the import of electronic test equipment and accessories into Singapore and/or Malaysia.

2a) (SGD1,000,000)  Loans against trust receipts and/or acceptance against trust receipts for period up to 120 days, covering the release of goods imported under and complementary to limit 2).

                    Interest at SBFR plus 1.25% p.a. during the term of each trust receipt.

2b) (SGD1,000,000)  Shipping guarantees may be issued to secure the release of goods imported under letters of credit or collection bills routed through the Bank.

Initials: M.C.K                                                   Initials: V.T
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                                                           Standard. Chartered
                                                           -------------------

2c)  (SGD1,000,000)  For opening irrevocable letters of credit, drafts at sight and/or at usance for period up to 120 days, covering the import of electronic test equipment and accessories in favour of Singapore or Malaysian suppliers.

                     Note:
                     -----
                     Combined outstandings under limits 2a) to 2c) must not exceed SGD1,000,000 at any one time.

2d)  (SGD500,000)    Loans against imports by way of promissory notes covering
                     collection DA and DP bills for period up to 120 days, including original usance period. Financing of approved suppliers' invoices are also permitted but at the sole discretion of the Bank and pricing is at 0.25% flat for commission.

                     Interest at SBFR plus 1.25% p.a. during the term of each bill.

                     Condition
                     ---------
                     Proceeds of invoice financing are to be paid direct to suppliers and not credited to the Customer's account.

3)    SGD2,000,000   For issuing standby letters of credit for a period of 365
                     days in favour of suppliers in consideration of credits terms granted to the Customer.


3a)  (SGD2,000,000)  For issuing customs and other non-shipping guarantees for period not exceeding twelve months.

                     Counter indemnities to be held.

3b)  (SGD2,000,000)  For issuing advance payment guarantees / performance bonds retention bonds for period not exceeding twelve months.

                     Counter indemnities to be held.

3c)  (SGD1,000,000)  For issuing tender bonds for period not exceeding six months.

                     Counter indemnities to be held.

4)    SGD1,292,000   A 4-year term loan to assist the Customer in financing
                     the construction of a high tension power sub-station.

                     Interest at prime plus 1.5% p.a.

                     Tenor
                     -----
                     4 years from date of first drawdown.

                     Drawdown
                     --------
                     Drawdown in tranches against contractors invoices & architect's certification. 3 days notice is to be given to the Bank before drawdown.

                     Repayment
                     ---------
                     Repayable in 47 monthly instalments of SGD26,916 each (excluding interest) and a final instalment of SGD26,948 (excluding interest).

Initials: M.C.K                                                    Initials: V.T
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                                                             Standard. Chartered
                                                             -------------------
                  Prepayment
                  ----------

                  Partial repayments will be applied in inverse order of maturity and may not be redrawn. The Customer is to give at least 30 days written notice before such repayment is effected.

                  Commitment / Cancellation Fee
                  -----------------------------

                  A fee of 1% flat on the amount prepaid if full prepayment is made within one year from the date of first drawndown.

                  Condition: For limits 1). 1a) and 4)
                  ------------------------------------

                  In the event that the Bank's prime rate is lower than its 1-month cost of funds rate, the Bank reserves the right to convert the prime rate to its 1-month cost of funds rate.

                  Note:-
                  ------

                  I) Combined outstandings under limits 1) and 1a) must not exceed SGD500,000 at any one time.

                  ii) The Bank may at any time at its sole discretion suspend the availability of prime-based funds by reason or circumstances affecting the money market including but not limited to volatile rate fluctuations or tight liquidity.

SECURITY
--------

   Security for the above Facilities and for facilities which may be extended by the Bank to the Customer from time to time :-

   1) Registered charge over fixed deposits of SGD1,650,000 and USD300,000 in the name of the

       Customer and supported by an appropriate board resolution.

   2) Existing corporate guarantee for SGD2,500,000 executed by Trio-Tech International USA and supported by an appropriate board resolution.

   3) Fresh registered fixed charge over high tension power sub-station located at Mukim No. 17 Lots No. A4551 J and No. A4551 K.

       Fire insurance policy covering the above asset for the full reinstatement value with the Bank's interest indicated as mortgagee thereon including mortgagee, non-cancellation and reinstatement value clauses and premium paid receipt are to be lodged with the Bank.

CONDITIONS
----------

   1) Loans to parent company Trio-Tech International USA (directly and indirectly) and associated companies must not exceed SGD3,500,000 at all times.

   2) The Customer is to maintain a minimum networth of SGD6,000,000 at all times.

       Networth is defined as the aggregate of paid-up capital and revenue reserves, excluding revaluation reserves and deducting any loans made to the directors in their personal capacities or to the parent company, Trio-Tech International USA directly and indirectly or other related companies and other intangible assets.

   3) Gearing ratio of Trio-Tech International Pte Ltd (Singapore) is not to exceed 1. Gearing ratio is defined as total external debts: networth.

   4) Any dividends to be declared are subject to prior written consent from the Bank which will not be unreasonably withheld.

Initials: M.C.K                                                Initials: V.T
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                                                   Standard. Chartered
                                                   -------------------

5) The Customer is to submit to the Bank its quarterly management accounts and its operating subsidiaries including Trio-Tech International (M) Sdn Bhd, Trio-Tech (KL) Sdn Bhd and Trio Tech International (Thailand) Co. Ltd.

6) The Customer is to submit to the Bank its quarterly lists of stocks and ageing debtors (trade and non-trade, including related company debts) and stocks are subject to periodic inspection by the Bank's officers.

INTEREST
--------

The Bank's Singapore Dollar and United States Dollar prime lending rates are currently 6.25% p.a. and 9.5% p.a. respectively and are subject to fluctuation without prior notice but the rates and any changes thereto are notified in the press and are featured in the Bank's statements of account and on notices displayed at the Bank's branches.

The Bank's Standard Bills Finance Rate (SBFR) for all Trade Finance related loans is also subject to fluctuation without prior notice and will be determined by the Bank according to market forces but the prevailing rate and any changes thereto are featured in the Bank's Trade Finance statements and are available on request from our Trade Customer Services Centre. The SBFR for Singapore Dollar denominated Trade loans is currently 6.25% p.a. and for Foreign Currency Trade loans is the respective currency's local inter-bank offer rate or Cost of Funds (i.e. SIBOR) for three months or such other period as the Bank in its discretion may consider appropriate.

INSURANCE
---------

The Customer agrees that fire insurance for the asset described under paragraph herein (individually and collectively referred to as "Security") shall be obtained through the Bank's approved insurance company, Commercial Union Assurance Company Plc, a member company of the CGU Insurance Group (CGU) for such amount(s) and on such terms as the Bank may require to cover the rights and interests of the Bank for as long as banking facilities are being extended to the Customer by the Bank. The fire insurance policy shall cover against risks of fire and extraneous perils and such other risk(s) as the Bank may in its absolute discretion require and determine fit. In the event where Customer is not the owner of the said asset, the Customer agrees to procure the consent of the owner of the said asset to take up the said fire insurance through CGU.

The Customer agrees that the Bank shall be entitled to deduct all costs, fees, expenses and payments (including but not limited to premium payments) to CGU from the Customer's account to ensure that the fire insurance policy is in place and/or duly renewed on such terms as the Bank may require. The Customer consents to the Bank disclosing to CGU any information whatsoever about the Customer and the Security for any purpose in connection with the said fire insurance policy.

FEES
----

Upon acceptance of the Facilities detailed in this letter, a facility fee of SGD500 becomes payable and will be debited to the Customers account accordingly.

DISCLOSURE
----------

The Customer hereby consent to Standard Chartered Bank, Singapore, its officers and agents disclosing information relating to the Customer and the Customers, account or dealing relationship with the Bank, including but not limited to details of the Customer's Facilities, any security taken, transactions undertaken and balances and positions with the Bank, to (i) the head office of the Bank, any of its representative and branch offices in any jurisdiction, related corporations and its agents and independent contractors who are under a duty of confidentiality to the Bank; (ii) any potential assignee of the Bank or other participant in any of its rights and/or obligations in relation to the Customer's Facilities and (iii) any guarantors, third party pledgors or security providers.

MAS NOTICE 757
--------------

In accordance with MAS Notice 757, Facilities denominated in Singapore Dollars granted to nonresidents are only to be used to finance operations and economic activities in Singapore specifically allowed under the said MAS Notice 757. Singapore Dollar denominated facilities granted to nonresidents are not to be used for:-

Initials: M.C.K                                                   Initials: V.T
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                                                        Standard. Chartered
                                                        -------------------

(a)  speculating in the Singapore Dollar currency and interest rate markets;

(b)  financing third-country trade between countries not involving Singapore;

(c) financing the acquisition of shares of companies not listed on the Singapore Exchange; and

(d) financing any activities outside Singapore; except when approved by the Monetary Authority of Singapore.


ACCEPTANCE
----------

This offer will remain open for acceptance for a period of thirty days from the date of this letter, after which time it will lapse unless an extension has been agreed by the Bank in writing.

To confirm your acceptance of this offer, please return the attached duplicate copy of this letter duly signed in acceptance together with a certified true extract of the board resolution as per specimen attached to:

                         Standard Chartered Bank
                         Corporate & Institutional Banking Credit Operations 1 Tampines Central 5
                         #03-00 CPF Tampines Building
                         Singapore 529508

                         Attention:    Ms Anna Hee

This Facility letter supersedes all previous Facility letters.

DOCUMENTATION
-------------

Please advise the name of the solicitors who will be acting for the Customer in the completion of the legal documentation.

All expenses costs and fees relating to the completion of the charge are to be borne by the Customer and will be debited from the Customer's account accordingly.

We also enclosed a set of documents which should be duly completed and returned to the Bank at the abovementioned address.

AVAILABILITY
------------

In accordance with normal banking practice, the Facilities are made available solely at the discretion of the Bank and are subject to repayment on demand by the Bank.

Without prejudice to this obligation of the Customer, the Facilities shall be subject to review by the Bank from time to time.

We are pleased to make this offer of banking arrangements and look forward to receiving your formal acceptance in due course.

Yours faithfully
For and on behalf of
Standard Chartered Bank


By: /s/ Laurance Goh
------------------------
Laurence Goh
Senior Manager
Corporate Financial Services

Initials: M.C.K                                         Initials: V.T
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                                                      Standard.Chartered
                                                      ------------------


We confirm the Customer's acceptance of the Facilities on the terms and conditions outlined in this letter dated 4 January 2001



By: /s/ Yong Siew Wai
----------------------------------------------------
For and on behalf of Trio-Tech International Pte Ltd